SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 16, 2005

Worldspan, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Galleria Parkway, N.W., Atlanta,
GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 16, 2005  Orbitz, LLC (“Orbitz”) filed suit against Worldspan, L.P. (“Worldspan”) in the Circuit Court of Cook County, Illinois, County Department, Law Division.  Orbitz is one of our largest online travel agency customers.  The Orbitz complaint purports to state causes of action under the Illinois Consumer Fraud and Deceptive Business Practice Act and Equitable Estoppel and seeks a court order rescinding certain provisions under our agreement with Orbitz (including, among other things, provisions containing commitments from Orbitz with respect to usage of the Worldspan GDS system) and monetary damages.  We believe that the allegations in the complaint are without merit and intend to vigorously defend against this action.

On September 19, 2005 Worldspan filed suit against Orbitz in the United States District Court, Northern District of Illinois, Eastern Division.  The Worldspan complaint seeks injunctive relief and monetary damages for breaches of contract and violations of the Federal Computer Fraud and Abuse Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: General Counsel, Secretary and Senior Vice
President—Human Resources

Dated: September 21, 2005